LOAN AGREEMENT

This Loan Agreement (“the Agreement”) is made and entered into on March 19, 2026, between:

Lender: Edita Vieraitiene (hereinafter referred to as the “Lender”).

Borrower (Company): Tattvance Corporation (hereinafter referred to as the “Company”).

WHEREAS, the Lender agrees to extend a loan to the Company under the terms and conditions set forth herein; and

WHEREAS, the Company agrees to accept such loan and to be bound by the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Loan Amount:

1.1 The Lender shall provide to the Company a principal loan amount of One Hundred Fifty Thousand United States Dollars (USD $150,000.00) (the “Loan”), subject to the terms and conditions set forth herein.

2. Terms And Conditions:

2.1 The repayment of the Loan shall be sourced from the revenues generated by the Company and shall commence upon the Company achieving substantial income, unless the Loan is earlier declared due and payable pursuant to Section 2.2.

2.2 The Loan shall be interest-free, not secured, and shall become immediately due and payable upon written demand by the Lender.

2.3 Any subsequent financial advances made by the Lender to the Company following the execution of this Agreement shall be governed by the terms hereof, unless otherwise agreed in writing by the Parties.

2.4 This Agreement shall remain in full force and effect for a period of five (5) years from the Effective Date (the “Initial Term”), unless earlier terminated in accordance with its terms or upon full repayment of the Loan.

3. Representations and Warranties:

The Company hereby represents and warrants to the Lender as follows:

3.1 The Company possesses full corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement.

3.2 The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Company.

3.3 The execution, delivery, and performance of this Agreement do not and will not violate any applicable law, regulation, order, or contractual obligation binding upon the Company.

3.4 This Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms.

4. Covenants:

Unless otherwise agreed in writing by the Lender, the Company hereby covenants and agrees as follows:

4.1 The Company shall at all times maintain its legal existence and good standing under the laws of its jurisdiction of incorporation.

4.2 The Company shall obtain and maintain all necessary licenses, permits, and approvals required to perform its obligations under this Agreement.

4.3 The Company shall remain in full compliance with all applicable laws, rules, and regulations.

4.4 The Company shall not make any material change to the nature of its principal business that would materially and adversely affect the Company’s ability to repay the Loan.

4.5 The Company may incur additional indebtedness in the ordinary course of business, provided that such indebtedness does not materially and adversely affect the Company’s ability to repay the Loan.

5. Events of Default; Remedies

The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

5.1 Failure to Pay: The Company fails to pay any amount due under this Agreement within five (5) business days following its due date and such failure remains uncured after written notice from the Lender.

6. Amendments

No amendment, modification, or waiver of any provision of this Agreement shall be effective unless made in writing and signed by both Parties.

7. Notices

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by recognized overnight courier, or transmitted by email to the addresses designated by the Parties, or to such other address as either Party may designate by written notice.

8. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of laws principles.

9. Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, understandings, and agreements, whether oral or written.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

Company: Tattvance Corporation /s/ Edita Vieraitiene Edita Vieraitiene President, Director, Treasurer, Secretary, Chief Executive Officer,	Lender: Edita Vieraitiene /s/ Edita Vieraitiene Individual